ROYALTY PARTICIPATION AGREEMENT

     This Royalty Rights Agreement (the "Royalty Agreement") is entered into by and between In Veritas Medical Diagnostics, Inc., a Colorado Corporation, located at 1220 The Green House, Beechwood Business Park North, Inverness, Scotland IV2 3BL (the "Company") and The Rubin Family Irrevocable Stock Trust, located at 25 Highland Boulevard, Dix Hills, New York 11746 (the "Investor").

                                    RECITALS

     WHEREAS, the Company and its wholly owned subsidiaries ("The Group") are in the business of developing medical diagnostic products for personal and professional use based on technology that utilizes the Hall Effect, a physical phenomenon that measures the electrical activity as it relates to magnetic fields; and

     WHEREAS, the Group has entered into a license agreement with Inverness Medical Innovations, Inc. (the "IMI Agreement") pursuant to which the Group will receive royalties from the sale of a prothrombin blood clotting measuring device (the "IMI Royalties); and

     WHEREAS, Investor has agreed to provide, and the Company has agreed to accept, an aggregate investment amount of $250,000 (the "Principal Investment Amount"); and

     WHEREAS, the consideration for the Principal Investment Amount is the provision of a percentage of the royalties received by the Company pursuant to the IMI Agreement (the "Royalty Payments"); and

     WHEREAS, the Investor and the Company wish to define with precision the terms and conditions of the Royalty Payments;

     THEREFORE, in consideration of the mutual considerations herein, the receipt of which is mutually acknowledged, the parties hereto agree as follows:

1. PAYMENT. Investor shall provide a $250,000 cash payment to the Company upon execution hereof.

2. SOURCE, AMOUNT AND TIMING OF ROYALTY PAYMENTS.

     (a) Commencing upon receipt of the $250,000 cash payment, the Company shall pay to Investor Royalty Payments consisting of 5.56 percent (5.56%) of the future IMI Royalties received by the Company. The Royalty Payments shall be paid to the Investor within 15 days of the end of the month in which the Company receives future IMI Royalties.

     (b) If no Royalty Payments have been paid to the Investor by December 31, 2007, the Investor shall have the option, for a 30 day period commencing on January 1, 2008 and ending on January 31, 2008, to convert the funds received by the Company pursuant to this Agreement into:

          (i) a royalty participation from any other product that the Company may have developed and entered into a license agreement for (an "Alternative Royalty Stream"). Such Alternative Royalty Stream shall be for the same percentage of royalties agreed to pursuant to this Agreement (i.e., 5.56%) from such other product that the Company may have developed and entered into a license agreement for; or


          (ii) a three (3) year, promissory note with a face value equal to the difference between (x) 300% of the Principal Investment Amount and (y) the Royalty Payments made to and received by the Investor, bearing interest at a rate of prime plus three percent (3%).

     (c) In the event that, by December 31, 2007, (i) the Company has made some Royalty Payments to the Investor, but such Royalty Payments have not totaled an aggregate amount that equals or exceeds the Principal Investment Amount, and
(ii) the Company has received a minimum of $3,000,000 in net proceeds from new equity financing subsequent to the date hereof, then and in such event, the Company shall be obligated to make a payment (the "Contingent Payment") to the Investor equal to the difference between (x) the Royalty Payments made to and received by the Investor and (y) the Principal Investment Amount. The Contingent Payment shall be deemed an advance on future Royalty Payments payable to the Investor pursuant to this Agreement on a first in first out basis. Following payment of the Contingent Payment, the Investor shall not be entitled to receive additional Royalty Payments until such time as Royalty Payments equal to the Principal Investment Amount have accrued pursuant to Section 2(a) of this Agreement. The Contingent Payment shall be capped at the amount by which the net proceeds from new equity financing exceeds $3,000,000.

     (d) If the Investor has not been paid Royalty Payments equal to the Principal Investment Amount by December 31, 2008, the Investor shall have the option, for a 30 day period commencing on January 1, 2009 and ending on January 31, 2009, to convert the funds received by the Company pursuant to this Agreement into:


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          (i)  a royalty  participation  from any other product that the Company may have developed and entered into a license agreement for (an "Alternative Royalty Stream"). Such Alternative Royalty Stream shall be for the same percentage of royalties agreed to pursuant to this Agreement (i.e., 5.56%) from such other product that the Company may have developed and entered into a license agreement for; or

          (ii) a three (3) year promissory note with a face value equal to the difference between (x) 300% of the Principal Investment Amount and (y) the Royalty Payments made to and received by the Investor, bearing interest at a rate of prime plus three percent (3%).

3. INFORMATION REQUIRED TO BE SUPPLIED WITH EACH PAYMENT. With each Royalty Payment, the Company shall supply to the Investor an accounting of the IMI Royalties upon which the Royalty Payment was calculated.

4. TERMINATION. The Company shall have the option to terminate this Agreement at any time, without penalty, by making a lump sum payment to the Investor equal to 300% of the funds received from the Investor pursuant to this Agreement, less the amount of any Contingent Payment paid to the Investor pursuant to Section 2(b) of this Agreement (the "Termination Payment").

5. NO SALE OR ASSIGMENT BY COMPANY. During the term of this Agreement, the Company may not sell, assign or otherwise transfer or encumber the IMI Agreement or the right to receive royalties pursuant to the IMI Agreement without either
(i) obtaining the written consent of the Investor to such sale, assignment, transfer or encumbrance, or (i) making the Termination Payment provided for in Paragraph 4 above.

6. CONFIDENTIALITY. The Investor acknowledges that in the course of normal reporting, Investor may have access to and become familiar with confidential information of the Company, including, but not limited to financial information of Company, customer information, marketing and pricing information and data, and other technical, marketing and/or business information (collectively, "Confidential Information"). The Investor agrees to not use in any way or disclose to any person or entity any such Confidential Information, either directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required by legal proceedings. The Investor shall further take reasonable precautions and act in such a manner as to ensure against unauthorized disclosure or use of the Confidential Information. This Section shall survive termination of this Agreement.

7. NOTICES: If to the Company, to:

                  In Veritas Medical Diagnostics, Inc.
                  The Green House
                  Beechwood Business Park North
                  Inverness, Scotland IV2 3BL
                  Telephone:
                  Facsimile:

                  Copies to:

                  Richard A. Friedman, Esq.
                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas
                  New York, NY 10018
                  Telephone:       212-930-9700
                  Facsimile:       212-930-9725

                  If to Investor, to:  The Rubin Family Irrevocable Stock Trust
                                       25 Highland Boulevard
                                       Dix Hills, New York 11746
                  Telephone:       631-595-9367
                  Facsimile:       631-254-2136

8. ASSIGNMENT BY INVESTOR. Subject to the Company's approval (which shall not be unreasonably withheld), Investor may assign a portion or all of his interest in this Agreement to an assignee.

9. SALE OF COMPANY. In the event that a substantial change of control or sale of the Company occurs, that the Investor rights under this Agreement will become a recognized obligation of any new controlling group or successor company.

10. APPLICABLE LAW, VENUE, JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. The parties hereby waive all rights to a trial by jury.

COMPANY:                                             INVESTOR:

In Veritas Medical Diagnostics, Inc.    The Rubin Family Irrevocable Stock Trust

/s/ Martin Thorp                        /s/ Margery Rubin
--------------------------              -----------------------
Printed Name: Martin Thorp              Printed:  Margery Rubin

Title: Chief Financial Officer          Title: Trustee

Date: May 3, 2006                       Date:  May 3, 2006